SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2012

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida 33408

(Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2012, in connection with the offering by Dycom Investments, Inc. (the “Issuer”), a wholly-owned subsidiary of Dycom Industries, Inc. (“Holdings”), of $90.0 million aggregate principal amount of the Issuer’s 7.125% Senior Subordinated Notes due 2021 (the “Notes”), the Issuer and Holdings and certain of its subsidiaries, as guarantors (Holdings and such subsidiaries, collectively, the “Guarantors”), entered into a Second Supplemental Indenture, dated as of December 12, 2012 (the “Supplemental Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”), to the Indenture, dated as of January 21, 2011 (the “Indenture”), among the Issuer, Holdings and certain of the Guarantors, pursuant to which certain newly acquired and other subsidiaries of Holdings became Guarantors. As described in Holdings’ Current Report on Form 8-K previously filed with the Securities and Exchange Commission on January 24, 2011, the Issuer issued $187.5 million of 7.125% Senior Subordinated Notes due 2012 (the “Original Notes”) under the Indenture on January 21, 2011. The Notes are part of the same series as the Original Notes and have the same terms as those of the Original Notes, except for certain provisions relating to registration rights.

In connection with the issuance of the Notes, the Issuer and the Guarantors have agreed pursuant to a registration rights agreement, dated as of December 12, 2012 (the “Registration Rights Agreement”), among the Issuer, the Guarantors and the initial purchasers of the Notes, to use their commercially reasonable efforts to register the Notes under the Securities Act of 1933, as amended (the “Securities Act”), so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act and will not bear terms relating to the payment of additional interest. In addition, the Issuer and the Guarantors have agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If the Issuer and the Guarantors fail to satisfy these obligations and their other obligations as set forth in the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Notes, subject to a maximum additional interest penalty of 1.00% per year of the principal amount of Notes that are transfer restricted securities, as further described in the Registration Rights Agreement.

The foregoing summary of the Supplemental Indenture and the Registration Rights Agreement is qualified in its entirety by terms of the Supplemental Indenture and the Registration Rights Agreement, which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information relating to the Notes contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Exhibits.

(d) Exhibits.

4.1 Second Supplemental Indenture, dated as of December 12, 2012, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee.

4.2 Registration Rights Agreement, dated as of December 12, 2012, among Dycom Investments, Inc., Dycom Industries, Inc., certain subsidiaries of Dycom Industries, Inc., and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2012

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary